                                           FORM OF AGREEMENT AND PLAN OF
                                                  REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of December 20, 2007, by and between OFI
Tremont Market Neutral Hedge Fund ("Market Neutral Hedge Fund"), a Massachusetts business trust and OFI Tremont
Core Strategies Hedge Fund ("Core Strategies Hedge Fund"), a Massachusetts business trust.

                                               W I T N E S S E T H:

         WHEREAS, the parties are each open-end investment companies of the management type; and

         WHEREAS, the parties hereto desire to provide for the reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), of Market Neutral Hedge Fund through the acquisition by Core Strategies Hedge Fund of substantially all of the assets of Market Neutral Hedge Fund in exchange for the voting shares of beneficial interest ("shares") of Core Strategies Hedge Fund and the assumption by Core
Strategies Hedge Fund of certain liabilities of Market Neutral Hedge Fund, which shares of Core Strategies Hedge
Fund are to be distributed by Market Neutral Hedge Fund pro rata to its shareholders in complete liquidation of
Market Neutral Hedge Fund and complete cancellation of its shares;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

     1.  The parties  hereto hereby adopt this  Agreement  and Plan of  Reorganization  (the  "Agreement")
pursuant to Section 368(a)(1) of the Code as follows:  The  reorganization  will be comprised of the acquisition by
Core Strategies Hedge Fund of  substantially  all of the assets of Market Neutral Hedge Fund in exchange for shares of Core  Strategies  Hedge Fund and the assumption by Core Strategies  Hedge Fund of certain  liabilities of Market
Neutral Hedge Fund,  followed by the  distribution of such shares of Core Strategies Hedge Fund to the shareholders of Market  Neutral Hedge Fund in exchange for their shares of Market  Neutral  Hedge Fund,  all upon and subject to the terms of the Agreement hereinafter set forth.

         The share transfer books of Market Neutral Hedge Fund will be permanently closed at the close of business on the Valuation Date (as hereinafter defined) and only tenders for repurchases received in proper form on or prior to the close of business on the Valuation Date shall be fulfilled by Market Neutral Hedge Fund;
tenders and repurchases received by Market Neutral Hedge Fund after that date shall be treated as tenders for the repurchase of the shares of Core Strategies Hedge Fund to be distributed to the shareholder in question as provided in Section 5 hereof.

     2.  On the Closing Date (as hereinafter defined), all of the assets of Market Neutral Hedge Fund on that date, excluding a cash reserve (the "cash reserve") to be retained by Market Neutral Hedge Fund sufficient in its discretion for the payment of the expenses of Market Neutral Hedge Fund's dissolution and its liabilities, but not in excess of the amount contemplated by Section 10E, shall be delivered as provided in Section 8 to Core
Strategies Hedge Fund, in exchange for and against delivery to Market Neutral Hedge Fund on the Closing Date of a
number of shares of Core Strategies Hedge Fund, having an aggregate net asset value equal to the value of the assets of Market Neutral Hedge Fund so transferred and delivered.

     3.  The net asset value of shares of Core Strategies Hedge Fund and the value of the assets of Market
Neutral Hedge Fund to be transferred shall in each case be determined as of the close of business of The New York
Stock Exchange on the Valuation Date.  The computation of the net asset value of the shares of Core Strategies
Hedge Fund and the shares of Market Neutral Hedge Fund shall be done in the manner used by Core Strategies Hedge
Fund and Market Neutral Hedge Fund, respectively, in the computation of such net asset value per share as set forth in their respective prospectuses.  The methods used by Core Strategies Hedge Fund in such computation shall be applied to the valuation of the assets of Market Neutral Hedge Fund to be transferred to Core Strategies Hedge
Fund.

         Market  Neutral Hedge Fund may declare and pay,  immediately  prior to the  Valuation  Date, a dividend or dividends  which,  together  with all previous  such  dividends,  shall have the effect of  distributing  to Market
Neutral  Hedge Fund's  shareholders  all of Market  Neutral  Hedge Fund's  investment  company  taxable  income for taxable years ending on or prior to the Closing Date  (computed  without  regard to any dividends  paid) and all of its net capital  gain, if any,  realized in taxable  years ending on or prior to the Closing Date (after  reduction for any capital loss carry-forward).

     4.  The business  day herein  referred to as the  "Valuation  Date" shall be on such a date as the parties may designate.  The closing (the  "Closing")  shall be at the offices of  OppenheimerFunds,  Inc. (the  "Agent"),  6803
South  Tucson Way,  Centennial,  CO 80112,  on such time or such other place as the  parties  may  designate  or as provided  below (the  "Closing  Date"),  which is expected to be no more than 60 calendar  days after the Valuation
Date.

     5.    In  conjunction  with the Closing,  Market  Neutral  Hedge Fund shall  distribute  on a pro rata basis to the shareholders  of Market Neutral Hedge Fund as of the Valuation Date shares of Core  Strategies  Hedge Fund received by Market  Neutral  Hedge Fund on the  Closing  Date in  exchange  for the assets of Market  Neutral  Hedge Fund in complete  liquidation  of Market Neutral Hedge Fund;  for the purpose of the  distribution  by Market Neutral Hedge
Fund of shares of Core Strategies  Hedge Fund to Market Neutral Hedge Fund's  shareholders,  Core Strategies  Hedge
Fund will  promptly  cause its transfer  agent to: (a) credit an  appropriate  number of shares of Core  Strategies
Hedge  Fund on the books of Core  Strategies  Hedge  Fund to each  shareholder  of  Market  Neutral  Hedge  Fund in accordance  with a list (the  "Shareholder  List") of Market Neutral Hedge Fund  shareholders  received from Market
Neutral  Hedge  Fund;  and (b)  confirm  an  appropriate  number of shares of Core  Strategies  Hedge  Fund to each shareholder of Market Neutral Hedge Fund.

         The  Shareholder  List shall  indicate,  as of the close of business on the Valuation  Date,  the name and address of each  shareholder  of Market Neutral Hedge Fund,  indicating  his or her share  balance.  Market Neutral
Hedge Fund agrees to supply the Shareholder List to Core Strategies Hedge Fund not later than the Closing Date.

     6.  After the Closing Date,  Market  Neutral Hedge Fund shall pay or make  provision for payment of all of its liabilities and taxes, and transfer any remaining amount of the cash reserve to Core Strategies Hedge Fund.

     7.  Prior  to the  Closing  Date,  there  shall  be  coordination  between  the  parties  as to their respective  portfolios so that,  after the Closing,  Core  Strategies  Hedge Fund will be in compliance with all of its  investment  policies  and  restrictions.  At the  Closing,  Market  Neutral  Hedge Fund shall  deliver to Core
Strategies  Hedge Fund two copies of a list setting forth the  securities  then owned by Market Neutral Hedge Fund.
Promptly  after the Closing,  Market  Neutral  Hedge Fund shall provide Core  Strategies  Hedge Fund a list setting forth the respective federal income tax bases thereof.

     8.  Portfolio  securities  or written  evidence  acceptable  to Core  Strategies  Hedge Fund of record  ownership thereof by The Depository  Trust Company or through the Federal  Reserve Book Entry System or any other  depository approved by Market  Neutral  Hedge Fund  pursuant to Rule 17f-4 and Rule 17f-5 under the Act shall be endorsed  and delivered,  or  transferred by appropriate  transfer or assignment  documents,  by Market Neutral Hedge Fund on the
Closing  Date to Core  Strategies  Hedge Fund,  or at its  direction,  to its  custodian  bank,  in proper form for transfer in such  condition as to  constitute  good delivery  thereof in accordance  with the custom of brokers and shall be accompanied by all necessary  state transfer  stamps,  if any. The cash delivered  shall be in the form of certified  or  bank  cashiers'  checks  or by  bank  wire or  intra-bank  transfer  payable  to the  order  of Core
Strategies  Hedge  Fund for the  account  of Core  Strategies  Hedge  Fund.  Shares of Core  Strategies  Hedge Fund
representing  the  number of shares of Core  Strategies  Hedge Fund being  delivered  against  the assets of Market
Neutral Hedge Fund,  registered in the name of Market  Neutral Hedge Fund,  shall be  transferred to Market Neutral
Hedge  Fund on the  Closing  Date.  Such  shares  shall  thereupon  be  assigned  by  Market  Neutral  Hedge to its shareholders so that the shares of Core Strategies Hedge Fund may be distributed as provided in Section 5.

         If, at the Closing Date, Market Neutral Hedge Fund is unable to make delivery under this Section 8 to
Core Strategies Hedge Fund of any of its portfolio securities or cash for the reason that any of such securities purchased by Market Neutral Hedge Fund, or the cash proceeds of a sale of portfolio securities, prior to the
Closing Date have not yet been delivered to it or Market Neutral Hedge Fund's custodian, then the delivery requirements of this Section 8 with respect to said undelivered securities or cash will be waived and Market
Neutral Hedge Fund will deliver to Core Strategies Hedge Fund by or on the Closing Date with respect to said undelivered securities or cash executed copies of an agreement or agreements of assignment in a form reasonably satisfactory to Core Strategies Hedge Fund, together with such other documents, including a due bill or due bills and brokers' confirmation slips as may reasonably be required by Core Strategies Hedge Fund.

     9.  Core  Strategies  Hedge Fund shall not assume the  liabilities  (except for portfolio  securities purchased  which have not settled  and for  shareholder  redemption  and  dividend  checks  outstanding)  of Market
Neutral Hedge Fund, but Market Neutral Hedge Fund will,  nevertheless,  use its best efforts to discharge all known liabilities,  so far as may be possible,  prior to the Closing  Date.  The cost of printing and mailing the proxies and proxy  statements  and the cost of the tax opinion will be borne by  OppenheimerFunds,  Inc. Any documents such as existing  prospectuses  or annual  reports  that are included in that mailing will be a cost of the Fund issuing the  document.  Any other  out-of-pocket  expenses  of Core  Strategies  Hedge Fund and Market  Neutral  Hedge Fund
associated with this  reorganization,  including legal,  accounting and administrative  expenses,  will be borne by
OppenheimerFunds, Inc.

     10. The  obligations  of Core  Strategies  Hedge Fund  hereunder  shall be  subject to the  following conditions:

         A.       The Board of Trustees of Market  Neutral  Hedge Fund shall have  authorized  the execution of the
Agreement,  and the  shareholders  of  Market  Neutral  Hedge  Fund  shall  have  approved  the  Agreement  and the transactions  contemplated  hereby,  and Market  Neutral Hedge Fund shall have furnished to Core  Strategies  Hedge
Fund copies of resolutions to that effect  certified by the Secretary or the Assistant  Secretary of Market Neutral
Hedge Fund; such  shareholder  approval shall have been by the affirmative vote required by the  Massachusetts  Law and its  charter  documents  at a meeting  for  which  proxies  have been  solicited  by the  Proxy  Statement  and
Prospectus (as hereinafter defined).

         B.       Core Strategies Hedge Fund shall have received an opinion dated as of the Closing Date from counsel to Market Neutral Hedge Fund, to the effect that (i) Market Neutral Hedge Fund is a business trust duly organized, validly existing and in good standing under the laws of the State of Massachusetts with full corporate powers to carry on its business as then being conducted and to enter into and perform the Agreement; and (ii)
that all action necessary to make the Agreement, according to its terms, valid, binding and enforceable on Market
Neutral Hedge Fund and to authorize effectively the transactions contemplated by the Agreement have been taken by
Market Neutral Hedge Fund.  Massachusetts counsel may be relied upon for this opinion.

         C.       The representations and warranties of Market Neutral Hedge Fund contained herein shall be true and correct at and as of the Closing Date, and Core Strategies Hedge Fund shall have been furnished with a certificate of the President, or a Vice President, or the Secretary or the Assistant Secretary or the Treasurer
or the Assistant Treasurer of Market Neutral Hedge Fund, dated as of the Closing Date, to that effect.

         D.       On the Closing Date, Market Neutral Hedge Fund shall have furnished to Core Strategies Hedge Fund a certificate of the Treasurer or Assistant Treasurer of Market Neutral Hedge Fund as to the amount of the capital loss carry-over and net unrealized appreciation or depreciation, if any, with respect to Market Neutral Hedge
Fund as of the Closing Date.

         E.       The cash reserve shall not exceed 10% of the value of the net assets, nor 30% in value of the gross assets, of Market Neutral Hedge Fund at the close of business on the Valuation Date.

         F.       A Registration Statement on Form N-14 filed by Core Strategies Hedge Fund under the Securities Act of
1933, as amended (the "1933 Act"), containing a preliminary form of the Proxy Statement and Prospectus, shall have become effective under the 1933 Act.

         G.       On the Closing Date, Core Strategies Hedge Fund shall have received a letter from a senior legal officer or other senior executive officer of OppenheimerFunds, Inc. acceptable to Core Strategies Hedge
Fund, stating that nothing has come to his or her attention which in his or her judgment would indicate that as of the Closing Date there were any material, actual or contingent liabilities of Market Neutral Hedge Fund arising out of litigation brought against Market Neutral Hedge Fund or claims asserted against it, or pending or to the best of his or her knowledge threatened claims or litigation not reflected in or apparent from the most recent audited financial statements and footnotes thereto of Market Neutral Hedge Fund delivered to Core
Strategies Hedge Fund.  Such letter may also include such additional statements relating to the scope of the review conducted by such person and his or her responsibilities and liabilities as are not unreasonable under the circumstances.

         H.       Core Strategies Hedge Fund shall have received an opinion, dated as of the Closing Date, of
Mayer Brown LLP, to the same effect as the opinion contemplated by Section 11.E. of the Agreement.

         I.       Core Strategies Hedge Fund shall have received at the Closing all of the assets of Market Neutral Hedge
Fund to be conveyed hereunder, which assets shall be free and clear of all liens, encumbrances, security interests, restrictions and limitations whatsoever.

     11.  The  obligations  of Market  Neutral  Hedge Fund  hereunder  shall be  subject  to the  following conditions:

         A.       The Board of Trustees of Core Strategies Hedge Fund shall have authorized the execution of the
Agreement, and the transactions contemplated thereby, and Core Strategies Hedge Fund shall have furnished to
Market Neutral Hedge Fund copies of resolutions to that effect certified by the Secretary or the Assistant
Secretary of Core Strategies Hedge Fund.

         B.       Market Neutral Hedge Fund's shareholders shall have approved the Agreement and the transactions contemplated hereby, by an affirmative vote required by the Massachusetts Law and its charter documents and
Market Neutral Hedge Fund shall have furnished Core Strategies Hedge Fund copies of resolutions to that effect certified by the Secretary or an Assistant Secretary of Market Neutral Hedge Fund.

         C.       Market Neutral Hedge Fund shall have received an opinion dated as of the Closing Date from counsel to Core Strategies Hedge Fund, to the effect that (i) Core Strategies Hedge Fund is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full powers to carry on its business as then being conducted and to enter into and perform the Agreement; (ii) all actions necessary to make the Agreement, according to its terms, valid, binding and enforceable upon Core
Strategies Hedge Fund and to authorize effectively the transactions contemplated by the Agreement have been taken by Core Strategies Hedge Fund, and (iii) the shares of Core Strategies Hedge Fund to be issued hereunder are duly authorized and when issued will be validly issued, fully-paid and non-assessable, except as set forth under
"Shareholder and Trustee Liability" in Core Strategies Hedge Fund's Statement of Additional Information.
Massachusetts counsel may be relied upon for this opinion.

         D.       The representations and warranties of Core Strategies Hedge Fund contained herein shall be true and correct at and as of the Closing Date, and Market Neutral Hedge Fund shall have been furnished with a certificate of the President, a Vice President or the Secretary or the Assistant Secretary or the Treasurer or
the Assistant Treasurer of the Trust to that effect dated as of the Closing Date.

         E.       Market Neutral Hedge Fund shall have received an opinion of Mayer Brown LLP to the effect that the U.S.
federal tax consequences of the transaction, if carried out in the manner outlined in the Agreement and in accordance with certain representations made by OppenheimerFunds, Inc. as investment advisor to Market Neutral
Hedge Fund and Core Strategies Hedge Fund, including that (i) upon the consummation of the reorganization, the
Core Strategies Hedge Fund will acquire at least 90% of the fair market value of the net assets and at least 70%
of the fair market value of the gross assets held by the Market Neutral Hedge Fund immediately prior to the reorganization, (ii) subject to the authority of the Board of Trustees for both Market Neutral Hedge Fund and
Core Strategies Hedge Fund (neither of which Board of Trustees has advised OppenheimerFunds, Inc. to the contrary of, or that it intends to exercise that authority to take any action that is contrary to, the representation), and pursuant to OppenheimerFunds, Inc.'s discretion as each fund's investment adviser, there is no current plan or intention by, and, to the best of OppenheimerFunds, Inc.'s  knowledge, any person related to Core Strategies
Hedge Fund (as defined in Treasury Regulationsss.1.368-1(e)(3)) (a  "Related Person") or any partnership in which the Core Strategies Hedge Fund or any Related Person is a partner to acquire or redeem any of the shares of the
Core Strategies Hedge Fund issued in the reorganization, (iii) Core Strategies Hedge Fund is in the same line of business that Market Neutral Hedge Fund will have been in preceding the reorganization for purposes of Treasury
Regulationsss.1.368-1(d)(2) and that following the reorganization, Core Strategies Hedge Fund will continue such line of business and subject to the authority of each Fund's Board of Trustees (neither of which Board of
Trustees has advised OppenheimerFunds, Inc. to the contrary of, or that it intends to exercise that authority to take any action that is contrary to, this representation), and pursuant to OppenheimerFunds, Inc.'s discretion as each Fund's investment advisor, has no plan or intention to change such line of business; neither Core Strategies
Hedge Fund nor Market Neutral Hedge Fund entered into such line of business as part of the Agreement; on the date of reorganization, at least 33 1/3% of the Market Neutral Hedge Fund's portfolio assets will meet the investment objectives, strategies, policies, risks and restrictions of Core Strategies Hedge Fund; Market Neutral Hedge Fund
will not have modified its portfolio in connection with the reorganization to meet the 33 1/3% threshold other than in the ordinary course of its business; on the date of reorganization, the Core Strategies Hedge Fund will have no plan or intention to change any of its investment objectives, strategies, policies, risks and restrictions after the reorganization, subject to the authority of each Fund's Board of Trustees, and subject to
OppenheimerFunds, Inc.'s discretion as each Fund's investment adviser and (iv) that, as of the Closing Date,
Market Neutral Hedge Fund and Core Strategies Hedge Fund will qualify as regulated investment companies or will meet the diversification test of Section 368(a)(2)(F)(ii) of the Code, will be as follows:

a.       The transactions contemplated by the Agreement will qualify as a tax-free "reorganization" within the meaning of Section 368(a)(1) of the Code, and under the regulations promulgated thereunder.

b.       Market Neutral Hedge Fund and Core Strategies Hedge Fund will each qualify as a "party to a reorganization" within the meaning of Section 368(b)(2) of the Code.

c.       No gain or loss will be recognized by the shareholders of Market Neutral Hedge Fund upon the distribution of shares of beneficial interest in Core Strategies Hedge Fund to the shareholders of Market Neutral
Hedge Fund pursuant to Section 354 of the Code.

d.       Under Section 361(a) of the Code no gain or loss will be recognized by Market Neutral Hedge Fund by reason of the transfer of substantially all its assets in exchange for shares of Core Strategies Hedge Fund.

e.       Under Section 1032 of the Code no gain or loss will be recognized by Core Strategies Hedge Fund by reason of the transfer of substantially all of Market Neutral Hedge Fund's assets in exchange for shares of Core
Strategies Hedge Fund and Core Strategies Hedge Fund's assumption of certain liabilities of Market Neutral Hedge
Fund.

f.       The shareholders of Market Neutral Hedge Fund will have the same tax basis and holding period for the shares of beneficial interest in Core Strategies Hedge Fund that they receive as they had for Market Neutral
Hedge Fund shares that they previously held, pursuant to Section 358(a) and 1223(1), respectively, of the Code.

g.       The securities transferred by Market Neutral Hedge Fund to Core Strategies Hedge Fund will have the same tax basis and holding period in the hands of Core Strategies Hedge Fund as they had for Market Neutral Hedge
Fund, pursuant to Section 362(b) and 1223(1), respectively, of the Code.

         F.   The cash reserve shall not exceed 10% of the value of the net assets, nor 30% in value of the gross assets, of Market Neutral Hedge Fund at the close of business on the Valuation Date.

         G.   A Registration Statement on Form N-14 filed by Core Strategies Hedge Fund under the 1933 Act, containing a preliminary form of the Proxy Statement and Prospectus, shall have become effective under the 1933
Act.

         H.   On the Closing Date, Market Neutral Hedge Fund shall have received a letter from a senior legal officer or other senior executive officer of OppenheimerFunds, Inc. acceptable to Market Neutral Hedge Fund, stating that nothing has come to his or her attention which in his or her judgment would indicate that as of the
Closing Date there were any material, actual or contingent liabilities of Core Strategies Hedge Fund arising out of litigation brought against Core Strategies Hedge Fund or claims asserted against it, or pending or, to the best of his or her knowledge, threatened claims or litigation not reflected in or apparent by the most recent audited financial statements and footnotes thereto of Core Strategies Hedge Fund delivered to Market Neutral
Hedge Fund.  Such letter may also include such additional statements relating to the scope of the review conducted by such person and his or her responsibilities and liabilities as are not unreasonable under the circumstances.

         I.       Market Neutral Hedge Fund shall acknowledge receipt of the shares of Core Strategies Hedge Fund.

     12.  Market Neutral Hedge Fund hereby represents and warrants that:

         A.   The audited financial statements of Market Neutral Hedge Fund as of March 31, 2007 and unaudited financial statements as of September 30, 2007 heretofore furnished to Core Strategies Hedge Fund, present fairly the financial position, results of operations, and changes in net assets of Market Neutral Hedge Fund as of that date, in conformity with generally accepted accounting principles applied on a basis consistent with the preceding year; and that from September 30, 2007 through the date hereof there have not been, and through the
Closing Date there will not be, any material adverse change in the business or financial condition of Market
Neutral Hedge Fund, it being agreed that a decrease in the size of Market Neutral Hedge Fund due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material adverse change;

         B.   Contingent upon approval of the Agreement and the transactions contemplated thereby by Market Neutral
Hedge Fund's shareholders, Market Neutral Hedge Fund has authority to transfer all of the assets of Market
Neutral Hedge Fund to be conveyed hereunder free and clear of all liens, encumbrances, security interests, restrictions and limitations whatsoever;

         C.   The Prospectus, as amended and supplemented, contained in Market Neutral Hedge Fund's Registration
Statement under the 1933 Act, as amended, is true, correct and complete, conforms to the requirements of the 1933
Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Registration Statement, as amended, was, as of the date of the filing of the last Post-Effective Amendment, true, correct and complete, conformed to the requirements of the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

         D.   There is no material contingent liability of Market Neutral Hedge Fund and no material claim and no material legal, administrative or other proceedings pending or, to the knowledge of Market Neutral Hedge Fund, threatened against Market Neutral Hedge Fund, not reflected in such Prospectus;

         E.   Except for the Agreement, there are no material contracts outstanding to which Market Neutral Hedge Fund is a party other than those ordinary in the conduct of its business;

         F.   Market Neutral Hedge Fund is a Massachusetts business trust duly organized, validly existing and in good standing under the laws of the State of Massachusetts; and has all necessary and material Federal and state authorizations to own all of its assets and to carry on its business as now being conducted; and Market Neutral
Hedge Fund that is duly registered under the Act and such registration has not been rescinded or revoked and is in full force and effect;

         G.   All federal and other tax returns and reports of Market Neutral Hedge Fund required by law to be filed have been filed, and all federal and other taxes shown due on said returns and reports have been paid or provision shall have been made for the payment thereof and to the best of the knowledge of Market Neutral Hedge
Fund no such return is currently under audit and no assessment has been asserted with respect to such returns; and

         H.   Market Neutral Hedge Fund has elected that Market Neutral Hedge Fund be treated as a regulated investment company and, for each fiscal year of its operations, Market Neutral Hedge Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and
Market Neutral Hedge Fund intends to meet such requirements with respect to its current taxable year.

     13. Core Strategies Hedge Fund hereby represents and warrants that:

         A.   The audited financial statements of Core Strategies Hedge Fund as of March 31, 2007 and unaudited financial statements as of September 30, 2007 heretofore furnished to Market Neutral Hedge Fund, present fairly the financial position, results of operations, and changes in net assets of Core Strategies Hedge Fund, as of that date, in conformity with generally accepted accounting principles applied on a basis consistent with the preceding year; and that from September 30, 2007 through the date hereof there have not been, and through the
Closing Date there will not be, any material adverse changes in the business or financial condition of Core
Strategies Hedge Fund, it being understood that a decrease in the size of Core Hedge Fund due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material or adverse change;

         B.  The Prospectus, as amended and supplemented, contained in Core Strategies Hedge Fund's Registration
Statement under the 1933 Act, is true, correct and complete, conforms to the requirements of the 1933 Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated
therein or necessary to make the statements therein not misleading.  The Registration Statement, as amended, was, as of the date of the filing of the last Post-Effective Amendment, true, correct and complete, conformed to the requirements of the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

         C.  Except for this Agreement, there is no material contingent liability of Core Strategies Hedge Fund and no material claim and no material legal, administrative or other proceedings pending or, to the knowledge of
Core Strategies Hedge Fund, threatened against Core Strategies Hedge Fund, not reflected in such Prospectus;

         D.  There are no material contracts outstanding to which Core Strategies Hedge Fund is a party other than those ordinary in the conduct of its business;

         E.  Core Strategies Hedge Fund is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts; Core Strategies Hedge Fund has all necessary and material federal and state authorizations to own all its properties and assets and to carry on its business as now being conducted; the shares of Core Strategies Hedge Fund which it issues to Market Neutral Hedge Fund pursuant to the
Agreement will be duly authorized, validly issued, fully-paid and non-assessable, except as set forth under
"Shareholder & Trustee Liability" in Core Strategies Hedge Fund's Statement of Additional Information, will conform to the description thereof contained in Core Strategies Hedge Fund's Registration Statement and will be duly registered under the 1933 Act and in the states where registration is required; and Core Strategies Hedge
Fund is duly registered under the Act and such registration has not been revoked or rescinded and is in full force and effect;

         F.  All federal and other tax returns and reports of Core Strategies Hedge Fund required by law to be filed have been filed, and all federal and other taxes shown due on said returns and reports have been paid or provision shall have been made for the payment thereof and to the best of the knowledge of Core Strategies Hedge
Fund, no such return is currently under audit and no assessment has been asserted with respect to such returns;

         G.  Core Strategies Hedge Fund has elected to be treated as a regulated investment company and, for each fiscal year of its operations, Core Strategies Hedge Fund has met the requirements of Subchapter M of the
Code for qualification and treatment as a regulated investment company and Core Strategies Hedge Fund intends to meet such requirements with respect to its current taxable year;

         H.  Core  Strategies  Hedge  Fund  has no plan  or  intention  (i) to  dispose  of any of the  assets transferred  by Market  Neutral  Hedge Fund,  other than in the ordinary  course of business,  or (ii) to redeem or reacquire  any of the  shares  issued  by it in the  reorganization  other  than  pursuant  to  valid  requests  of shareholders; and

         I.  After consummation of the transactions contemplated by the Agreement, Core Strategies Hedge Fund intends to operate its business in a substantially unchanged manner.

     14. Each party hereby represents to the other that no broker or finder has been employed by it with respect to the Agreement or the transactions contemplated hereby. Each party also represents and warrants to the other that the information concerning it in the Proxy Statement and Prospectus will not as of its date contain any untrue statement of a material fact or omit to state a fact necessary to make the statements concerning it therein not misleading and that the financial statements concerning it will present the information shown fairly in accordance with generally accepted accounting principles applied on a basis consistent with the preceding year.  Each party also represents and warrants to the other that the Agreement is valid, binding and enforceable in accordance with its terms and that the execution, delivery and performance of the Agreement will not result in any violation of, or be in conflict with, any provision of any charter, by-laws, contract, agreement, judgment, decree or order to which it is subject or to which it is a party.  Core Strategies Hedge Fund hereby represents to and covenants with Market Neutral Hedge Fund that, if the reorganization becomes effective, Core Strategies
Hedge Fund will treat each shareholder of Market Neutral Hedge Fund who received any of Core Strategies Hedge
Fund's shares as a result of the reorganization as having made the minimum initial purchase of shares of Core
Strategies Hedge Fund received by such shareholder for the purpose of making additional investments in shares of
Core Strategies Hedge Fund, regardless of the value of the shares of Core Strategies Hedge Fund received.

     15. Core Strategies Hedge Fund agrees that it will prepare and file a Registration Statement on Form N-14 under the 1933 Act which shall contain a preliminary form of proxy statement and prospectus contemplated by Rule
145 under the 1933 Act.  The final form of such proxy statement and prospectus is referred to in the Agreement as the "Proxy Statement and Prospectus."  Each party agrees that it will use its best efforts to have such
Registration Statement declared effective and to supply such information concerning itself for inclusion in the
Proxy Statement and Prospectus as may be necessary or desirable in this connection.  Market Neutral Hedge Fund covenants and agrees to liquidate and dissolve under the laws of the State of Massachusetts, following the
Closing, and, upon Closing, to cause the cancellation of its outstanding shares.

     16.  The obligations of the parties shall be subject to the right of either party to abandon and terminate the Agreement for any reason and there shall be no liability for damages or other recourse available to a party not so terminating this Agreement, provided, however, that in the event that a party shall terminate this
Agreement without reasonable cause, the party so terminating shall, upon demand, reimburse the party not so terminating for all expenses, including reasonable out-of-pocket expenses and fees incurred in connection with this Agreement.

     17. The Agreement may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one Agreement.  The rights and obligations of each party pursuant to the
Agreement shall not be assignable.

     18. All prior or contemporaneous agreements and representations are merged into the Agreement, which constitutes the entire contract between the parties hereto.  No amendment or modification hereof shall be of any force and effect unless in writing and signed by the parties and no party shall be deemed to have waived any provision herein for its benefit unless it executes a written acknowledgment of such waiver.

     19. Core Strategies Hedge Fund understands that the obligations of Market Neutral Hedge Fund under the
Agreement are not binding upon any Trustee or shareholder of Market Neutral Hedge Fund personally, but bind only
Market Neutral Hedge Fund and Market Neutral Hedge Fund's property. Core Strategies Hedge Fund represents that it has notice of the provisions of the Declaration of Trust of Market Neutral Hedge Fund disclaiming shareholder and trustee liability for acts or obligations of Market Neutral Hedge Fund.

     20. Market Neutral Hedge Fund understands that the obligations of Core Strategies Hedge Fund under the
Agreement are not binding upon any trustee or shareholder of Core Strategies Hedge Fund personally, but bind only
Core Strategies Hedge Fund and Core Strategies Hedge Fund's property.  Market Neutral Hedge Fund represents that it has notice of the provisions of the Declaration of Trust of Core Strategies Hedge Fund disclaiming shareholder and trustee liability for acts or obligations of Core Strategies Hedge Fund.

         IN WITNESS  WHEREOF,  each of the parties has caused the  Agreement  to be  executed  and  attested by its officers thereunto duly authorized on the date first set forth above.

                                            OFI TREMONT MARKET NEUTRAL HEDGE FUND

                                            By:      _/s/ Robert G. Zack____
                                                     Robert G. Zack
                                                     Secretary

                                            OFI TREMONT CORE STRATEGIES HEDGE FUND

                                            By:      _/s/ Robert G. Zack____
                                                     Robert G. Zack
                                                     Secretary